UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2025 (February 13, 2025)

NATURE’S MIRACLE HOLDING INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41977	88-3986430
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3281 E. Guasti Road, Suite 175 Ontario, CA 91761	91761
(Address of principal executive offices)	(Zip Code)

(909) 218-4601

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title for each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NMHI	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock, at an exercise price of $11.50 per share	NMHIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Wenbing Chris Wang as Chief Financial Officer

On February 13, 2025, Wenbing Chris Wang resigned as Chief Financial Officer of Nature’s Miracle Holding Inc. (the “Company”), effective immediately. Pursuant to the terms of a Mutual Separation Agreement dated February 13, 2025 between Mr. Wang and the Company (“Mutual Separation Agreement”), Mr. Wang will receive pro-rated compensation from the first date of employment and unreimbursed out-of-pocket expenses. As previously disclosed, the Company appointed Mr. Wang as Chief Financial Officer of the Company, effective January 7, 2025.

George Yutuc to stay on as Chief Financial Officer

As previously disclosed on December 1, 2024, the Company appointed George Yutuc to act Chief Operating Officer of the Company. Mr. Yutuc will also continue his role as the Company’s Chief Financial Officer.

The foregoing is not a complete description of the Mutual Separation Agreement and is qualified in its entirety by reference to the full text of the Mutual Separation Agreement, which is filed as Exhibit 10.1 to this current report, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Mutual Separation Agreement, dated February 13, 2025, by and between Nature’s Miracle Holding Inc. and Wenbing Chris Wang.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2025

NATURE’S MIRACLE HOLDING INC.

By:	/s/ Tie (James) Li
Name:	Tie (James) Li
Title:	Chief Executive Officer

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